                                                                    EXHIBIT 11.1

                            McLEODUSA INCORPORATED

                     COMPUTATION OF LOSS PER COMMON SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     Three Months Ended      Nine Months Ended
                                                                       September 30,           September 30,
                                                                   ----------------------  ----------------------
                                                                      1998        1997        1998        1997
                                                                   ----------  ----------  ----------  ----------
Computation of weighted average number of
 common shares outstanding:
Common shares, Class A, outstanding at the
 beginning of the period.........................................     62,879      52,628      61,799      36,173
Common shares, Class B, outstanding at the
 beginning of the period (A).....................................        ---         ---         ---      15,626
Weighted average number of shares issued
 during the period...............................................         76         707         821         953
                                                                    --------    --------    --------    --------
Weighted average number of common shares.........................     62,955      53,335      62,620      52,752
                                                                    ========    ========    ========    ========
Net loss.........................................................   $(33,042)   $(23,705)   $(93,100)   $(53,556)
                                                                    ========    ========    ========    ========
Loss per common share............................................   $  (0.52)   $  (0.45)   $  (1.49)     $(1.02)
                                                                    ========    ========    ========    ========

(A) The Class B common stock, $.01 par value per share is convertible on a one-for-one basis at any time at the option of the holder into Class A common stock. As of September 30, 1998, all shares of Class B common stock had been converted into shares of Class A common stock.